Exhibit 99.1

Zuora Reports First Quarter Fiscal 2022 Results
Subscription revenue grew 14% year-over-year; total revenue grew 9% year-over-year
Redwood City, Calif. – May 26, 2021 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its fiscal first quarter ended April 30, 2021.
“The first quarter was a solid start to the year, as we executed on the strategy we laid out at last month’s Investor Day. We exceeded expectations across our key operating metrics, drove significant improvement on net dollar retention, and believe that we have built a solid foundation for Zuora's long-term growth,” said Tien Tzuo, founder and CEO of Zuora.

First Quarter Fiscal 2022 Financial Results:
•Revenue: Total revenue was $80.3 million, an increase of 9% year-over-year. Subscription revenue was $65.1 million, an increase of 14% year-over-year.
•GAAP Loss from Operations: GAAP loss from operations was $17.4 million, compared to a loss of $17.7 million in the first quarter of fiscal 2021.
•Non-GAAP Loss from Operations: Non-GAAP loss from operations was $2.5 million, compared to a non-GAAP loss from operations of $7.7 million in the first quarter of fiscal 2021.
•GAAP Net Loss: GAAP net loss was $17.7 million, or 22% of revenue, compared to a net loss of $17.5 million, or 24% of revenue, in the first quarter of fiscal 2021. GAAP net loss per share was $0.15 based on 121.4 million weighted-average shares outstanding, compared to a net loss per share of $0.15 based on 115.1 million weighted-average shares outstanding in the first quarter of fiscal 2021.
•Non-GAAP Net Loss: Non-GAAP net loss was $2.8 million, compared to a non-GAAP net loss of $7.5 million in the first quarter of fiscal 2021. Non-GAAP net loss per share was $0.02 based on 121.4 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.06 based on 115.1 million weighted-average shares outstanding in the first quarter of fiscal 2021.
•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $10.3 million, compared to net cash provided by operating activities of $3.0 million in the first quarter of fiscal 2021.
•Free Cash Flow: Free cash flow was $8.6 million compared to negative $2.2 million in the first quarter of fiscal 2021.
•Cash and Cash Equivalents and Short-term Investments: Cash and cash equivalents and short-term investments were $197.4 million as of April 30, 2021.
A description of non-GAAP financial measures is contained in the section titled "Explanation of Non-GAAP Financial Measures" below and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.

Key Metrics and Business Highlights:
•Customers with ACV equal to or greater than $100,000 were 677, which represents 5% year-over-year growth.
•Dollar-based retention rate was 103%, an increase of 3 basis points compared to January 31, 2021.

•Customer usage of Zuora solutions grew, with $17.0 billion in transaction volume through Zuora’s billing platform during our first quarter, an increase of 38% year-over-year.
•Notable recent go-lives included Algolia, Chegg, Seagate, and Stellantis.
•Highlighted customers from multiple industries and geographies in announcements including F5, GoPro and Mainichi Newspapers.
•Launched Zuora Collect AI -- the newest addition to the subscription management suite of applications, powered by the Zuora Central Platform -- which leverages machine learning from billions of dollars in transactions and Zuora’s decade of Subscription Economy® expertise to automate smart payment retries.
•Zuora concluded its first virtual Subscription Experience event, holding events in three time zones, with record attendance and speakers from Zuora customers including Acer, Deltare, Deloitte, EnelX, Haier, PagerDuty, Philips, The Telegraph, Xerox and more.
•Announced a research partnership with Boston Consulting Group and Zuora's think tank, The Subscribed Institute.
•On May 25th, we acquired the intellectual property assets of Live Objects, a business process platform that uses AI to help companies understand, visualize and optimize complex business processes spanning across systems.

Financial Outlook:
As of May 26, 2021, we are providing guidance for the second quarter and full year fiscal 2022 based on current market conditions and expectations. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below, including risks and uncertainties associated with the ongoing COVID-19 pandemic.
For the second quarter and full fiscal year 2022, Zuora currently expects the following results:

	Second Quarter	Fiscal 2022
Subscription revenue	$67.5M - $69.5M	$274.0M - $278.0M
Total revenue	$82.5M - $84.5M	$337.0M - $339.0M
Non-GAAP loss from operations	($5.0M) - ($4.5M)	($12.0M) - ($8.0M)
Non-GAAP net loss per share¹	($0.04) - ($0.03)	($0.10) - ($0.06)

(1) Non-GAAP net loss per share was computed assuming 123.1 million and 124.1 million weighted-average shares outstanding for the second quarter and full year fiscal 2022, respectively.
These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Zuora has not reconciled its guidance for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast and Conference Call Information:
Zuora will host a conference call for investors on May 26, 2021 at 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (844) 484-8185 or, for international callers, (647) 689-5143 with conference ID 4746257. An audio replay will be available shortly after the call and can be accessed by dialing (800) 585-8367 or, for international callers, (416) 621-4642. The passcode for the replay is 4746257. The replay will be available through June 2, 2021.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP cost of subscription revenue, non-GAAP cost of professional services revenue, non-GAAP gross profit, non-GAAP subscription gross margin, non-GAAP total gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We also believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
We exclude the following items from one or more of our non-GAAP financial measures:
•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.
•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.
•Internal-use software. We exclude non-cash adjustments for capitalization and the subsequent amortization of internal-use software, including any impairment charges, from certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, we believe that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.

•Certain litigation. We exclude non-recurring charges and benefits, net of currently expected insurance recoveries, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business or that are not representative of those that we historically have incurred. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigation and related settlements. We began excluding litigation that is outside of the ordinary course of our business from our non-GAAP financial measures in the second quarter of fiscal 2021 as these expenses significantly increased, specifically expenses relating to our ongoing securities class actions and derivative litigation.
Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, net of insurance recoveries, as these net expenditures are considered to be a necessary component of ongoing operations. Insurance recoveries include amounts paid to us for property and equipment that were damaged in January 2020 at our corporate headquarters.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.
Operating Metrics:
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.
Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Forward-Looking Statements:
This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the second fiscal quarter and full fiscal 2022 and financial outlook and market positioning. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2021 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact to the economy, our customers and our business due to the ongoing COVID-19 pandemic; we may be unable to attract new customers and expand sales to existing customers; we may not be able to manage our future growth effectively; the shift by companies to subscription business models may develop slower than we expect; we have a history of net losses and may not achieve or sustain profitability; we face intense competition in our markets and may not be able to compete effectively; our products may fail to gain market acceptance or our product development efforts may be unsuccessful; customers may fail to successfully deploy our solution after entering into a subscription agreement with us; we may not be able to develop and release new products and services, or successful enhancements, new features and modifications to our existing products and services; the risk of loss of key employees; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; challenges related to growing our relationships with strategic partners such as systems integrators and their effectiveness in selling our products; our security measures may be breached or our products may be perceived as not being secure; our products may fail to gain, or lose, market acceptance; we may experience interruptions or performance problems, including a service outage, associated with our technology; we may be unable to adequately protect our intellectual property; current and future litigation including our current shareholder litigation could have a material adverse impact on our financial condition; general political or destabilizing events, including war, conflict or acts of terrorism; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions, changes in foreign exchange rates; weakened global economic conditions may adversely affect our industry; and other risks and uncertainties. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Additionally, these forward-looking statements, particularly our guidance, involve risk, uncertainties and assumptions, including those related to the impact of COVID-19 on our business and global economic conditions. Uncertainties that we may face include, but are not limited to, our ability to achieve our long-term plans and key initiatives, requests for extended billing and payment terms from customers affected by COVID-19, the timeframes for and severity of the impact of COVID-19 on our customers’ purchasing and renewal decisions, and the length of our sales cycles, particularly for customers in certain industries highly affected by the COVID-19 pandemic.
About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora® platform was architected specifically for dynamic, recurring subscription business models, and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-revenue process seamlessly across billing and revenue recognition. Zuora serves more than 1,000 companies around the world, including Box, Ford, Penske Media Corporation, Schneider Electric, Siemens, Xplornet, and Zoom. Headquartered in Silicon Valley, Zuora also operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora platform, please visit www.zuora.com.
Investor Relations Contact:
Luana Wolk
investorrelations@zuora.com
650-419-1377
Media Relations Contact:
press@zuora.com
408-348-1087
© 2021 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Zuora, Inc. or any aspect of this press release.
SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Revenue:
Subscription	$65,142	$56,896
Professional services	15,187	17,002
Total revenue	80,329	73,898
Cost of revenue:
Subscription	15,643	13,615
Professional services	17,078	18,682
Total cost of revenue	32,721	32,297
Gross profit	47,608	41,601
Operating expenses:
Research and development	18,967	17,543
Sales and marketing	31,865	28,496
General and administrative	14,185	13,265
Total operating expenses	65,017	59,304
Loss from operations	(17,409)	(17,703)
Interest and other income, net	121	378
Loss before income taxes	(17,288)	(17,325)
Income tax provision	373	163
Net loss	(17,661)	(17,488)
Comprehensive loss:
Foreign currency translation adjustment	(85)	(427)
Unrealized (loss) gain on available-for-sale securities	(34)	157
Comprehensive loss	$(17,780)	$(17,758)
Net loss per share, basic and diluted	$(0.15)	$(0.15)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	121,354	115,139

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 30, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$101,116	$94,110
Short-term investments	96,282	92,484
Accounts receivable, net	59,484	78,860
Deferred commissions, current portion	13,160	12,712
Prepaid expenses and other current assets	16,590	15,574
Total current assets	286,632	293,740
Property and equipment, net	32,393	33,369
Operating lease right-of-use assets	48,666	47,085
Purchased intangibles, net	3,505	3,928
Deferred commissions, net of current portion	21,681	21,905
Goodwill	17,632	17,632
Other assets	3,618	3,848
Total assets	$414,127	$421,507
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$842	$2,249
Accrued expenses and other current liabilities	12,961	14,550
Accrued employee liabilities	26,414	29,470
Debt, current portion	4,397	4,397
Deferred revenue, current portion	126,880	127,701
Operating lease liabilities, current portion	10,946	9,630
Total current liabilities	182,440	187,997
Debt, net of current portion	574	1,666
Deferred revenue, net of current portion	1,241	1,529
Operating lease liabilities, net of current portion	53,540	53,590
Deferred tax liabilities	1,920	1,929
Other long-term liabilities	2,905	2,883
Total liabilities	242,620	249,594
Stockholders’ equity:
Class A common stock	11	11
Class B common stock	1	1
Additional paid-in capital	652,501	635,127
Accumulated other comprehensive income	677	796
Accumulated deficit	(481,683)	(464,022)
Total stockholders’ equity	171,507	171,913
Total liabilities and stockholders’ equity	$414,127	$421,507

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(17,661)	$(17,488)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	4,147	3,495
Stock-based compensation	13,797	10,884
Provision for credit losses	1,153	992
Amortization of deferred commissions	3,874	2,623
Reduction in carrying amount of right-of-use assets	2,342	2,286
Other	156	167
Changes in operating assets and liabilities:
Accounts receivable	18,223	8,518
Prepaid expenses and other assets	(1,169)	1,591
Deferred commissions	(4,200)	(2,275)
Accounts payable	(1,342)	2,096
Accrued expenses and other liabilities	(1,522)	(2,469)
Accrued employee liabilities	(3,056)	(386)
Deferred revenue	(1,109)	(3,908)
Operating lease liabilities	(3,382)	(3,175)
Net cash provided by operating activities	10,251	2,951
Cash flows from investing activities:
Purchases of property and equipment	(1,965)	(5,120)
Insurance proceeds for damaged property and equipment	344	—
Purchases of short-term investments	(26,687)	(10,901)
Sales of short-term investments	—	2,511
Maturities of short-term investments	22,692	38,500
Net cash (used in) provided by investing activities	(5,616)	24,990
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options, net of repurchases of unvested common stock	3,567	4,015
Principal payments on long-term debt	(1,111)	(1,110)
Net cash provided by financing activities	2,456	2,905
Effect of exchange rates on cash and cash equivalents	(85)	(427)
Net increase in cash and cash equivalents	7,006	30,419
Cash and cash equivalents, beginning of period	94,110	54,275
Cash and cash equivalents, end of period	$101,116	$84,694

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30, 2021
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$15,643	$(1,043)	$(423)	$(752)	$—	$13,425
Cost of professional services revenue	17,078	(2,001)	—	—	—	15,077
Gross profit	47,608	3,044	423	752	—	51,827
Operating expenses:
Research and development	18,967	(4,529)	—	802	—	15,240
Sales and marketing	31,865	(4,080)	—	—	—	27,785
General and administrative	14,185	(2,144)	—	117	(809)	11,349
Loss from operations	(17,409)	13,797	423	(167)	809	(2,547)
Net loss	$(17,661)	$13,797	$423	$(167)	$809	$(2,799)
Net loss per share, basic and diluted(1)	$(0.15)					$(0.02)
Gross margin	59%					65%
Subscription gross margin	76%					79%

	Three Months Ended April 30, 2020
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$13,615	$(852)	$(423)	$(149)	$12,191
Cost of professional services revenue	18,682	(1,650)	—	—	17,032
Gross profit	41,601	2,502	423	149	44,675
Operating expenses:
Research and development	17,543	(3,542)	—	1,428	15,429
Sales and marketing	28,496	(3,005)	—	—	25,491
General and administrative	13,265	(1,835)	—	—	11,430
Loss from operations	(17,703)	10,884	423	(1,279)	(7,675)
Net loss	$(17,488)	$10,884	$423	$(1,279)	$(7,460)
Net loss per share, basic and diluted(1)	$(0.15)				$(0.06)
Gross margin	56%				60%
Subscription gross margin	76%				79%
(1) GAAP and Non-GAAP net loss per share are calculated based upon 121,354 and 115,139 basic and diluted weighted-average shares of common stock for the three months ended April 30, 2021 and 2020, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands)
(unaudited)

Free Cash Flow

	Three Months Ended April 30,
	2021	2020
Net cash provided by operating activities	$10,251	$2,951
Less:
Purchases of property and equipment, net of insurance recoveries	(1,621)	(5,120)
Free cash flow	$8,630	$(2,169)